UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
__________________
Date of Report (Date of earliest event reported)    November 16, 2015
Colfax Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

420 National Business Parkway Annapolis Junction, MD	20701
(Address of principal executive offices)	(Zip Code)
(301) 323-9000
(Registrant’s telephone number, including area code.)
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 17, 2015, Colfax Corporation (the “Company”) announced that Clay H. Kiefaber is retiring from his role as ESAB’s President & CEO and as an Executive Vice President of the Company effective December 31, 2015. Matthew Trerotola, the Company’s CEO & President, will serve as interim President of ESAB while a search for a successor for ESAB is being conducted.
On November 16, 2015, the Company and Mr. Kiefaber entered into a Consulting Agreement (the “Consulting Agreement”) providing that Mr. Kiefaber will cease to be a Company employee on December 31, 2015. After Mr. Kiefaber’s employment ends, he will be engaged as a consultant to the Company through February 26, 2016. He will be paid a fee of $20,000 per month for each of January and February during the consulting term. Mr. Kiefaber is also entitled to certain additional payments after his employment ends pursuant to Section 4 of his Executive Employment Agreement dated March 24, 2011, as amended April 22, 2012.
The foregoing summary of the terms and conditions of the Consulting Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1.
Item 7.01     Regulation FD Disclosure.
Attached hereto as Exhibit 99.1 is a press release of Colfax Corporation issued on November 17, 2015, announcing Mr. Kiefaber’s retirement.

Item 9.01.     Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement dated November 16, 2015, between Clay H. Kiefaber and Colfax Corporation.
99.1	Colfax Corporation press release dated November 17, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2015	COLFAX CORPORATION
	By:	/s/ C. Scott Brannan Name: C. Scott Brannan Title: SVP, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Consulting Agreement dated November 16, 2015, between Clay H. Kiefaber and Colfax Corporation.
99.1	Colfax Corporation press release dated November 17, 2015.